              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the caption "Accounting and actuarial experts" in the Prospectus and to the use of our reports dated February 13, 2001, with respect to the financial statements included in the Annual Report of John Hancock Variable Life Account S, and March 16, 2001, with respect to the financial statements included in the Annual Report of John Hancock Variable Life Insurance Company, included in this Post-Effective Amendment No. 14 to the Registration Statement (Form S-6, No. 33-64366).


                                               /s/ ERNST & YOUNG LLP

                                               ERNST & YOUNG LLP

Boston, Massachusetts
April 25, 2001